Exhibit 99.1

First National Lincoln Corporation Reports Record Third Quarter Earnings Per Share, Up 11.1% Over Prior Year


DAMARISCOTTA, Maine--(BUSINESS WIRE)--Oct. 20, 2004--First National Lincoln Corporation (Nasdaq NM: FNLC), today announced earnings per share of $0.30 on a fully diluted basis for the quarter ended September 30, 2004, an increase of $0.03 or 11.1% over the $0.27 reported for the same period in 2003. Net income for the third quarter was $2,216,000, an increase of $204,000 or 10.1% over the $2,012,000 posted in the third quarter of 2003. Both earnings per share and net income reported by the Company for 2004 set new single-quarter records. All prior period results in this release have been adjusted to reflect the three-for-one stock split in 2004.

The Company also announced earnings per share of $0.83 on a fully diluted basis for the nine months ended September 30, 2004, an increase of $0.10 or 13.7% over the $0.73 reported for the same period in 2003. Net income for the first nine months of 2004 was $6,197,000, an increase of $777,000 or 14.3% over the $5,420,000 posted in 2003. Both earnings per share and net income reported by the Company for 2004 set new records for the first nine months of the year.

Year-to-date changes on the balance sheet showed total assets at $630.2 million on September 30, 2004 - an increase of 10.8% over December 31, 2003. Loans totaled $461.5 million, up 15.7% over December 31, 2003, while investments increased by 0.4% to $137.2 million. Deposits of $401.5 million were up 11.8% over year end. As of September 30, 2004, First National Lincoln Corporation had total equity of $51.5 million, an increase of 8.0% or $3.8 million over December 31, 2003.

"I am very pleased with the performance we have produced in the third quarter and in the first nine months of 2004," commented Daniel R. Daigneault, First National Lincoln Corporation's President and Chief Executive Officer. "Growth in earning assets was the primary reason for our increase in earnings, with total loans up by $62.6 million or 15.7% over December 31, 2003. While growth has been very strong in commercial loans and home equity lines of credit, we have had exceptional growth in residential mortgages, which are up $30.1 million or 17.3%.

"This asset growth has led to a 22.9% or $2.9 million increase in net interest income for the first nine months of 2004 versus the same period in 2003," President Daigneault observed. "At the same time we have seen a healthy increase in our net interest margin, which was 3.93% for the first nine months of 2004 compared to 3.69% for the first nine months of 2003. This was the result of liability costs rising more slowly than asset yields given recent actions by the Federal Reserve to increase short-term interest rates.

"Near the end of the second quarter, we launched a new program designed to attract a greater number of new checking accounts," President Daigneault continued. "I am pleased with the results achieved in the early stages of this initiative and feel it will result in increased levels of core deposits and more non-interest income for the Company."






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"Another factor in our 2004 performance is our excellent efficiency ratio,"
President Daigneault noted, "which was 49.2% for the third quarter and 49.1% for the first nine months of 2004. This is an important measure of how much we spend to generate a dollar in revenue and continues to be much better than that of our peers. Although non-interest income is down from last year's levels due to lower mortgage origination income, we continue to make up for this in net interest income from loan growth and controlled operating expenses.

"On August 26, 2004, we announced the signing of a definitive agreement for the merger of FNB Bankshares of Bar Harbor, Maine, with First National Lincoln Corporation," President Daigneault said. "At closing, the combined company will have 14 banking offices and four investment management offices serving coastal Maine communities from Brunswick to Calais. We will also become one of the four largest banks headquartered in Maine. I continue to be excited by the opportunities that will be created as a result of combining our companies, and am optimistic the merger will be completed in the first quarter of 2005 once all regulatory and shareholder approvals are received.

"Our excellent earnings performance enables us to continue to share our profits with shareholders in the form of cash dividends," commented F. Stephen Ward, the Company's Treasurer & Chief Financial Officer. "We increased our dividend once again in the third quarter to $0.115 per share. The Company has raised its dividend for 36 consecutive quarters, resulting in an annualized dividend of $0.46 per share and an annual dividend yield of 2.39% based upon the September 30, 2004 closing price of $19.25 per share."

"Our earnings performance also results in very strong performance statistics," Mr. Ward concluded. "Our return on average equity was 17.78% in the third quarter of 2004 compared to 17.24% for the third quarter of 2003, and year-to-date stands at 16.85% in 2004 compared to 16.23% in 2003. Based upon return on average equity, The First continues to be in the top ten percent of all banks in the United States as of June 30, 2004, according to the most recent BancIntelligence report. Because of the consistent performance we have posted over many years, we continue to see First National Lincoln Corporation as an excellent investment opportunity."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Brunswick, Maine.
















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Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission. Forward-looking statements regarding the FNLC/FNB Bankshares merger involve certain risks and uncertainties that may cause actual results to differ materially from those contemplated including, among others, the following possibilities: (1) costs or difficulties related to the integration of the businesses of the two banks are greater than expected;
(2) cost savings from the merger cannot be realized ; (3) revenues following the merger are lower than expected; (4) deposit volumes will change over time;
(5) competitive pressure among depository institutions increases significantly;
(6) changes in the interest rate environment reduce net interest margins; (7) general economic conditions, either nationally or in the markets in which the two banks will be doing business, are less favorable than expected; (8) legislation or changes in regulatory requirements adversely affect banks operating in Maine, or (9) factors which would result in a condition to the transaction not being met.

First National Lincoln Corporation has filed, and will be filing, relevant documents concerning the merger with the Securities and Exchange Commission
(SEC), including a registration statement on Form S-4 containing a prospectus/proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors may obtain these documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC are available free of charge from First National Lincoln Corporation. The directors and executive officers of FNB Bankshares may be deemed to be participants in the solicitation of proxies to approve the merger. Additional information about the interest of those participants may be obtained from reading the definitive prospectus/proxy statement regarding the proposed merger. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

For more information, please contact F. Stephen Ward, Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001





















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First National Lincoln Corporation
Consolidated Balance Sheets (Unaudited)
------------------------------------------------- --------- ---------
                                        Sept. 30, Sept. 30,  Dec. 31,
In thousands of dollars                   2004      2003      2003
------------------------------------------------- --------- ---------
Assets
----------------------------------------
Cash and due from banks                  $16,659   $13,758   $17,087
Overnight Funds Sold                           0         0         0
Investments:
 Available for sale                       52,900    62,815    57,445
 Held to maturity (market values $85,316
  at 9/30/04, $78,174 at 9/30/03, and
  $80,820 at 12/31/03)                    84,310    76,381    79,244
Loans held for sale (fair value
 approximates cost)                            0     1,884       982
Loans                                    461,504   383,032   398,895
Less: allowance for loan losses            4,727     4,177     4,200
                                        --------- --------- ---------
     Net loans                           456,777   378,855   394,695
                                        --------- --------- ---------
Accrued interest receivable                3,026     2,814     2,743
Bank premises and equipment                9,149     7,466     9,007
Other real estate owned                        0        51        51
Other assets                               7,381     7,794     7,558
                                        --------- --------- ---------
        Total Assets                    $630,202  $551,818  $568,812
                                        ========= ========= =========
Liabilities & Stockholders' Equity
----------------------------------------
Demand deposits                          $33,734   $33,425   $28,874
NOW deposits                              60,088    55,593    52,161
Money market deposits                     85,651    86,366    80,586
Savings deposits                          67,182    65,093    63,356
Certificates of deposit                   75,423    69,522    69,880
Certificates $100,000 and over            79,401    60,953    64,220
                                        --------- --------- ---------
     Total deposits                      401,479   370,952   359,077
Borrowed funds                           172,442   129,583   157,822
Other liabilities                          4,749     4,550     4,195
                                        --------- --------- ---------
     Total Liabilities                   578,670   505,085   521,094
                                        --------- --------- ---------
Shareholders' Equity:
Common stock                                  74        74        74
Additional paid-in capital                 3,851     4,638     4,650
Retained earnings                         45,378    41,707    42,988
Net unrealized gains on available-for-
 sale securities                           2,229     2,558     2,497
Treasury stock                                 0    (2,244)   (2,491)
                                        --------- --------- ---------
    Total Stockholders' Equity            51,532    46,733    47,718
                                        --------- --------- ---------
       Total Liabilities & Stockholders'
        Equity                          $630,202  $551,818  $568,812
                                        ========= ========= =========
Prior periods have been adjusted to reflect the three-for-one stock split in
2004
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First National Lincoln Corporation
Consolidated Statements of Income (Unaudited)
----------------------------------------------------------------------
                                          For the          For the
                                        nine months       quarters
                                           ended            ended
                                          Sept. 30,       Sept. 30,
                                      ---------------- ---------------
In thousands of dollars                  2004    2003     2004   2003
----------------------------------------------------------------------
Interest Income:
     Interest and fees on loans       $17,470 $15,949   $6,172 $5,358
     Interest on deposits with other
      banks                                 4      52        1      4
     Interest and dividends on
      investments                       4,940   4,486    1,702  1,453
                                      ---------------- ---------------
     Total interest income             22,414  20,487    7,875  6,815
                                      ---------------- ---------------
Interest expense:
     Interest on deposits               3,868   4,600    1,342  1,318
     Interest on borrowed funds         2,748   3,037      921    911
                                      ---------------- ---------------
     Total interest expense             6,616   7,637    2,263  2,229
                                      ---------------- ---------------
Net interest income                    15,798  12,850    5,612  4,586
Provision for loan losses                 720     675      240    225
                                      ---------------- ---------------
Net interest income after provision
 for loan losses                       15,078  12,175    5,372  4,361
                                      ---------------- ---------------
Other operating income:
     Fiduciary income                     644     577      214    203
     Service charges on deposit
      accounts                            881     833      301    268
     Net securities gains                   0       0        0      0
     Mortgage origination and
      servicing income                    310     794       59    304
     Other operating income             1,688   1,772      726    768
                                      ---------------- ---------------
     Total other operating income       3,523   3,976    1,300  1,543
                                      ---------------- ---------------
Other operating expenses:
     Salaries and employee benefits     5,138   4,377    1,835  1,546
     Occupancy expense                    655     569      227    176
     Furniture and equipment expense    1,094   1,039      340    338
     Other                              3,047   2,606    1,174  1,016
                                      ---------------- ---------------
     Total other operating expenses     9,934   8,591    3,576  3,076
                                      ---------------- ---------------
Income before income taxes              8,667   7,560    3,096  2,828
Applicable income taxes                 2,470   2,140      880    816
                                      ---------------- ---------------
NET INCOME                             $6,197  $5,420   $2,216 $2,012
                                      ================ ===============
Prior periods have been adjusted to reflect the three-for-one stock split in 2004

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First National Lincoln Corporation
Selected Financial Data (Unaudited)
----------------------------------------------------------------------
                                       For the nine   For the quarters
                                       months ended        ended
                                       September 30     September 30
Dollars in thousands,                ---------------- ----------------
except for per share amounts           2004    2003     2004    2003
----------------------------------------------------------------------

Summary of Operations
Operating Income                      $25,937 $24,463  $9,175  $8,358
Operating Expense                      17,270  16,903   6,079  $5,530
Net Interest Income                    15,798  12,850   5,612   4,586
Provision for Loan Losses                 720     675     240     225
Net Income                              6,197   5,420   2,216   2,012

Per Common Share Data
Basic Earnings per Share                $0.85   $0.75   $0.30   $0.28
Diluted Earnings per Share               0.83    0.73    0.30    0.27
Cash Dividends Declared                  0.33    0.28    0.12    0.10
Book Value                               7.01    6.42    7.01    6.42
Market Value                            19.25   14.33   19.25   14.33

Financial Ratios
Return on Average Equity (a)            16.85%  16.23%  17.78%  17.24%
Return on Average Assets (a)             1.40%   1.40%   1.44%   1.49%
Average Equity to Average Assets         8.29%   8.63%   8.12%   8.64%
Net Interest Margin Tax-Equivalent (a)   3.93%   3.69%   4.04%   3.78%
Dividend Payout Ratio                   38.59%  37.50%  38.33%  34.94%
Allowance for Loan Losses/Total Loans    1.02%   1.09%   1.02%   1.09%
Non-Performing Loans to Total Loans      0.37%   0.32%   0.37%   0.32%
Non-Performing Assets to Total Assets    0.28%   0.23%   0.28%   0.23%
Efficiency Ratio                        49.07%  48.66%  49.18%  47.95%

At Period End
Total Assets                          630,202 551,818 630,202 551,818
Total Loans                           461,504 383,032 461,504 383,032
Total Investment Securities           137,210 139,196 137,210 139,196
Total Deposits                        401,479 370,952 401,479 370,952
Total Shareholders' Equity             51,532  46,733  51,532  46,733

(a) Annualized using a 365-day basis
Prior periods have been adjusted to reflect the three-for-one stock split in 2004
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